Exhibit 1.1

TRADUCCIÓN

DEED NUMBER: FIFTY THREE

In the City of Buenos Aires, on the eleventh day of the month of January, 2000, before me, Notary Public, there appears Mr. Héctor Horacio MAGNETTO, married, domiciled at Avalos 2057, Buenos Aires, of age, legally qualified and known to me, I attest, who appears on behalf of the company called “MULTICANAL S.A.”, with domicile at Avalos 2057, Buenos Aires, in his capacity as Chairman thereof, the legal existence of which he evidences with the following deeds: (a) with organization deed entered on July 15, 1991 before the Notary Public of this City, Mr. Guillermo Emilio Coto on page 910 of Registry No. 1181 assigned to him, a certified photocopy of the certified copy of which, registered with the Public Registry of Commerce on July 26, 1991 under No. 5225 of Book 109, Volume A of Corporations, was enclosed to page 6039 of the file of year 1992 of this Registry. (b) with the deed of Amendment to By-laws of June 22, 1992, entered on page 6039 of this Registry, a certified copy of which was registered with such Registry on July 27, 1992 under No. 6758 of Book 111, Volume A of Corporations. (c) with the deed of capital increase and amendment to section four of the By-laws of September 8, 1993, entered on page 10424 of this Registry, a certified copy of which was registered with such Registry on October 15, 1993 under No. 10106 of Book 113, Volume A of Corporations; (d) with the deed of capital increase and amendment to the text of section four of the By-laws of September 7, 1994, entered on page 12812 of this Registry, a certified copy of which was registered with such Registry on October 3, 1994 under No. 10106 of Book 115, Volume A of Corporations; (e) with the deed of amendment to sections first, seventh and eighth of the By-laws with change of name of October 6, 1994, entered on page 14239 of this Registry, a certified copy of which was registered with such Registry on October 21, 1994 under No. 10814 of Book 115, Volume A of Corporations; (f) with the deed of merger, change of name and amendment to By-laws of March 15, 1996, entered on page 3231 of this Registry, a certified copy of which was registered with such Registry on August 29, 1996 under No. 8175 of Book 119, Volume A of Corporations; (g) with the deed of capital increase and amendment of all the text of the By-laws of August 6, 1996, entered on page 11677 of this Registry, a certified copy of which was registered with such Registry on January 10, 1997 under

No. 421 of Book 120, Volume A of Corporations; (h) with the deed of capital increase and amendment to section four of the By-laws of December 13, 1996, entered on page 21839 of this Registry, a certified copy of which was registered with such Registry on August 21, 1997 under No. 2196 of Book 122 of Corporations; (i) with the deed of merger of the companies Televisión Ensenada S.A., ETSA Emprendimientos en Telecomunicaciones S.A., Transvisión S.A., Cabtel Argentina S.A., Fincable S.A., Platavisión S.A., C.C.T.V. S.A., Video Cable Oeste S.A., Video Cable Sur S.A., Lomaxcable S.A., Casaro Visión S.A., Almirante Brown Cable, ABC – Visión Satelital S.A., Aqua Electrónica S.A., Super Video Cable S.A., Dardo Rocha Cablevisión S.A., Cele Video Color S.A., Telecable Lanús S.A. and Videomar S.A. of April 20, 1998, entered on page 5788 of this Registry, a certified copy of which was registered with such Registry on March 4, 1999 under No. 3107 of Book 4 of Corporations; (j) with the deed of capital increase and amendment of all the text of the By-laws of July 16, 1998, entered on page 11228 of this Registry, a certified copy of which was registered with such Registry on October 21, 1998 under No. 11880 of Book 3 of Corporations; and (k) with the deed of spin-off/merger with the companies “Video Cable Comunicación S.A.” and “Cablevisión S.A.” of October 8, 1999, entered on page 7172 of this Registry, registration of which with the Superintendency of Corporations is still pending. The capacity invoked by the appearing party is evidenced in the Minutes of Meeting which, in its corresponding book I have had before me, and the pertinent parts of which read as follows: “Minutes of Meeting. In the City of Buenos Aires, on the 30th day of the month of April, 1999 ... the shareholders of Multicanal S.A. held a General Ordinary Meeting at Piedras 1743, Buenos Aires. Having the meeting been called to order by the Chairman, Dr. Héctor Horacio Magnetto, he informed the attendees that seven shareholders were present at the meeting, all represented, who jointly held 343,996,033 shares, of which 199,466,667 are non endorsable registered ordinary shares of $1 nominal amount each and entitled to 5 votes per share and 144,529,366 are book-entry ordinary shares of $1 nominal amount each and entitled to one vote per share, representing 94% of the capital stock and 98.113351207% of the votes of the Company, as shown on page 27 of the Share Deposit and Meeting Attendance Book. The Directors Héctor Horacio Magnetto, José Antonio Aranda, Ignacio Jorge Rosner and Alejandro Alberto Urricelqui were also present, as well as the President of the Supervisory Committee, Dr. Juan María de la Vega ... Then, the first item of the Agenda was submitted for consideration: 1) Designation of two shareholders to approve and sign the minutes. Mr. Pablo César Casey, in his capacity as representative of the shareholder Héctor Horacio Magnetto took the floor and motioned to have this minutes approved and signed by Mr.

Eduardo Alberto Lohidoy, in his capacity as representative of the shareholders José Antonio Aranda and Lucio Rafael Pagliaro. Having the motion been put to vote, same was unanimously carried. ... Then, the seventh item of the Agenda was submitted for consideration: 7) Determination of the number and election of the regular and alternate members of the Board of Directors. The representative of Invercab S.A. took the floor and motioned to elect five regular directors and four alternate directors, re-electing the present regular members of the Board of Directors, Mr. Héctor Horacio Magnetto, as Chairman, Mr. José Antonio Aranda, as Regular Director and to substitute the Chairman, and Messrs. Lucio Rafael Pagliaro, Alejandro Alberto Urricelqui and Ignacio Jorge Rosner, and Messrs. Héctor Mario Aranda, Alfredo Santiago Elliot, Ignacio Driollet and María Lucila Romero to indistinctly replace, in the event of their absence, impediment or illness, the regular directors. Having the motion been put to vote, same was unanimously carried. ... There being no further business to transact, the meeting was adjourned ...There follow the signatures”. All that has been read and transcribed coincides with the corresponding documents, I attest. And the appearing party, in the capacity invoked, states: That the General Extraordinary Meeting held by the company he represents on December 28, 1999 resolved to amend sections ten and thirteen of the corporate By-laws and the preparation of an amended text thereof, for the notarization of which he delivers to me the corresponding Minutes of Meetings Book and Meeting Attendance Book, from which I proceed to transcribe the parts relevant to this act, which read as follows: “Minutes of Meeting. In the City of Buenos Aires, on the 28th day of the month of December, 1999 ... the shareholders of Multicanal S.A. held an Extraordinary Meeting at Hipólito Yrigoyen 1628, 2nd Floor. Having the meeting been called to order by the Chairman, Dr. Héctor Horacio Magnetto, he informed the attendees that three shareholders were present at the meeting, all represented, who jointly held 343,996,033 shares, of which 199,466,667 are non endorsable registered ordinary shares of $1 nominal amount each and entitled to 5 votes per share and 144,529,366 are book-entry ordinary shares of $1 nominal amount each and entitled to one vote per share, representing 94% of the capital stock and 98.113351207% of the votes of the Company, as shown on page 28 of the Share Deposit and Meeting Attendance Book. The Directors José Antonio Aranda, Lucio Rafael Pagliaro, Ignacio Jorge Rosner and Alejandro Alberto Urricelqui were also present, as well as the President of the Supervisory Committee, Dr. Juan María de la Vega and the Representative of the Buenos Aires Stock Exchange, Ms. Ana María Laurenzo. The representatives of the CNV and of the Federal Broadcasting Committee were not present. Then, the first item of the Agenda was submitted for consideration: 1) Designation of two shareholders to approve and sign the minutes.

The Chairman took the floor and motioned to have this minutes approved and signed by Mr. Pablo C. Casey, in his capacity as representative of Arte Gráfico Editorial Argentino S.A. and by Mr. Martín G. Ríos, in his capacity as representative of the shareholder Multicanal Holding LLC. Having the motion been put to vote, same was unanimously carried. Then, the second item of the Agenda was submitted for consideration: 2) Amendment of Sections Ten and Thirteen of the Corporate By-laws. The Chairman, Mr. Héctor Horacio Magnetto, took the floor and stated that as had been resolved by Directors in their meeting of November 30, 1999 and in order to include in the Corporate By-laws the obligation that decision related to: (a) the acquisition of another company’s capital stock, or of a substantial part thereof or of the assets of another company or going concern, the value of which, in each case, exceeds two hundred million U.S. Dollars (US$ 200,000,000); (b) the sale or transfer of the Company’s assets, other than in the ordinary course of business, if the value of the assets so sold or transferred (which for that purpose will be equivalent to the price agreed for the sale or transfer) exceeds fifteen million U.S. Dollars (US$ 15,000,000) and if, as a result of such sale or transfer, the aggregate amount of the sales and transfers made during the relevant fiscal year exceeds sixty million U.S. Dollars (US$ 60,000,000); (c) the execution of agreements, refinancing agreements and other transactions resulting in an indebtedness of more than twenty million U.S. Dollars (US$ 20,000,000) and if as a result of such transaction the total consolidated indebtedness of the Company (net of Cash and Cash Equivalents, without including, for the purposes of this calculation, the amount received as proceeds from the transaction) is increased to more than eight hundred and ninety nine million U.S: Dollars (US$ 899,000,000); (d) the incurrence by the Company in expenses, allocations and/or any other capital expenditures which exceed, in aggregate and for any fiscal year, the amounts fixed in the Company’s annual budget by thirty five million U.S. Dollars (US$ 35,000,000); and (e) any capital increase of the Company, be adopted, given the importance thereof, by a meeting of shareholders duly convened and held, it was necessary, and so he motioned, to amend Sections Ten and Thirteen, the amended text of which will read as follows: “SECTION TEN: The Board of Directors shall have full powers to administer and dispose of property, including those for which special powers of attorney are required, pursuant to section 1881 of the Civil Code and section nine of Decree-Law No. 5965/63. It may, therefore, enter into, on behalf of the Company, all kind of legal acts aimed at the fulfillment of the corporate purpose, inter alia, to operate with Banco de la Nación Argentina, Banco Nacional de Desarrollo, Banco de la Provincia de Buenos Aires, Banco Hipotecario Nacional and all kind of banks, financial companies or public or private credit institutions; establish agencies, branches or other type of representative offices within or outside the country; grant and revoke general and special powers of attorney to act in court – including to file criminal complaints – or out of court, of administration or of any other nature, with or without power of substitution, with the purposes and scopes deemed convenient (to act pursuant to powers of attorney granted to operate with banks, of administration or to enter into agreements, the signature of two attorneys in fact will be required); start, prosecute, answer or dismiss accusations or criminal complaints performing any act whereby the Company may acquire rights or undertake obligations. The legal representation of the Company will be vested in the Chairman of the Board of Directors, or in the Vice Chairman in the event of absence or impediment of the Chairman. Notwithstanding the aforesaid, the matters, formalities, proceedings and acts listed in sub-sections (a) – (e) of Section Thirteen of these By-laws may only be lawfully carried out by the Company, once a duly convened and held meeting approves the performance thereof, subject to the provisions of such Section Thirteen”. “SETION THIRTEEN: The quorum and majorities established by sections 243 and 244 of Law No. 19,550 will be applicable according to the class of meeting, if it is held on first or second call, and the matters considered thereat. Notwithstanding the aforesaid, the matters listed below will require the express approval of the Meeting: (a) the acquisition of another company’s capital stock, or of a substantial part thereof or of the assets of another company or going concern, the value of which, in each case, exceeds two hundred million U.S. Dollars (US$ 200,000,000); (b) the sale or transfer of the Company’s assets, other than in the ordinary course of business, if the value of the assets so sold or transferred (which for that purpose will be equivalent to the price agreed for the sale or transfer) exceeds fifteen million U.S. Dollars (US$ 15,000,000) and if, as a result of such sale or transfer, the aggregate amount of the sales and transfers made during the relevant fiscal year exceeds sixty million U.S. Dollars (US$ 60,000,000); (c) the execution of agreements, refinancing agreements and other transactions resulting in an indebtedness of more than twenty million U.S. Dollars (US$ 20,000,000) and if as a result of such transaction the total consolidated indebtedness of the Company (net of Cash and Cash Equivalents, without including, for the purposes of this calculation, the amount received as proceeds from the transaction) is increased to more than eight hundred and ninety nine million U.S: Dollars (US$ 899,000,000); (d) the incurrence by the Company in expenses, allocations and/or any other capital expenditures which exceed, in aggregate and for any fiscal year, the amounts fixed in the Company’s annual budget by thirty five million U.S. Dollars (US$ 35,000,000); and (e) any capital increase of the Company. For the purposes of these By-laws, “Cash and cash equivalents” shall mean the total average amount of the consolidated monthly balance of cash and cash equivalents of the Company during the 12 months prior to the indebtedness, as shown in the consolidated monthly balance sheets of the Company”. Finally, the Chairman motioned that, on account of the above amendments, the shareholders approve the amended text of the Corporate By-laws, which is fully transcribed at the end of this minutes. Having the motion been put to vote, same was unanimously carried. There being no further business to transact, the meeting was adjourned at 5:00 p.m. CORPORATE BY-LAWS. SECTION ONE: The name of the Company is MULTICANAL S.A. Its registered office is located within the jurisdiction of the City of Buenos Aires. SECTION TWO: The duration of the Company is ninety nine years, counted as from the date of its registration with the Public Registry of Commerce. SECTION THREE: The purpose of the Company is: (a) the installation and exploitation of broadcasting services, in accordance with the provisions of Law No. 22,285 or of any other law which may amend it or replace it in the future. In particular, to exploit stations and broadcasters of supplementary services of closed television circuits and community antennas, closed modulating frequency radio circuits, cable systems, codified or not, UHF, VHF MMDS air systems and any other system currently existing or to be created in the future for television and modulating frequency radio transmission and telephony. (b) Satellite transmission, reception and exploitation, with or without direct link, data transmission, videotext, teletext or any other present or future application of the telecommunications field or electronics. (c) Private or public advertising and publicity in all their aspects and modalities, to wit: radio, television, cable (codified or not), billboards, signs, printed mobile publicity, movie or video films and any other advertising means. To produce, promote, organize, direct and/or advise radio or television programs or films; hire technicians and casts for the above-mentioned purposes; purchase and sell rights related thereto and to the performance, assembly and manufacture of the necessary elements therefor, and (d) Agency: To exercise representations, agencies, mandates, assignments, management or administration of businesses directly related to the publicity, advertising and programming purpose. This corporate purpose will be carried out in accordance with the provisions regulating broadcasting activities and, in particular, with those set forth by Law No. 22,285, its Regulatory Decree and its amendments, and with all the laws applicable to the matters covered by the corporate purpose. To that end, the Company shall have full legal capacity to acquire rights, undertake obligations and exercise all acts which are not forbidden by law or these By-laws. SECTION FOUR: The capital stock is $365,953,227, represented by 365,953,227 shares divided into 199,466,667 Class “A” ordinary shares of $1 nominal amount each and entitled to 5 votes per share and 166,486,560 Class “B” shares of $1 nominal amount each and entitled to 1 vote per share. Class “A” shares will be non endorsable registered shares and Class “B” shares will be book-entry shares, having the Board of Directors to resolve if the Register of book-entry shares corresponding to Class “B” shares will be kept by the Company or by another entity. SECTION FIVE: If the Company’s shares join the public offering regime, the capital stock will be governed by the following provisions: (a) the Company’s capital stock will be reflected in balance sheets, in accordance with the last increase registered with the Inspección General de Justicia (Superintendency of Corporations) in the form prescribed by the legal and statutory rules in force. The capital stock may be increased by resolution of the Ordinary Meeting, without any limit as to amount and without an amendment to the By-laws being required. The evolution of capital stock in the last three years shall be stated in a note to the balance sheet, which shall indicate the amount thereof, the amount authorized in the public offering and the non paid amount, according to the rules in force; (b) the issues of ordinary shares to be offered for subscription may be resolved by the Ordinary Meeting with the quorum and majorities specified in these By-laws and pursuant to the rules in force. The Meeting may delegate in the Board of Directors the power to establish the date and ways of placement, as well as the issue price, subject to the objective guidelines that the Meeting will set forth in each case; (c) The paying-up of new issues may be made in installments, if it is so resolved by the Meeting, in which case provisional certificates representing partially paid-up shares will be issued, pursuant to section 208 of the Business Companies Law No. 19,550. The Meeting may also establish the release of subsequent assignors from the guarantee established by section 210 of Business Companies Law No. 19,550. All the present or future provisions governing the conditions for the stock exchange or over-the-counter trading of the provisional certificates of partially paid-up shares will be applicable to this matter; (d) subject to the same conditions preferred shares may be issued, the rights and characteristics of which will be determined by resolution of the Meeting. Preferred shares may have voting rights; in this last case, they will be entitled to one vote per share in the events prescribed by section 217 of the Business Companies Law No. 19,550; (e) the minutes resolving a capital increase may be notarized if it so decided by the meeting and will be registered with the Public Registry of Commerce. SECTION SIX: The shares and provisional certificates to be issued will contain the legends prescribed by sections 211 and 212 of Law No. 19,550. Certificates representing more than one share may be issued. SECTION SEVEN: If the Company’s shares are publicly listed, the Board of Directors may resolve that the rights corresponding to the shares the payment of which is overdue be sold by means of a stock broker pursuant to the provisions of the Buenos Aires Stock Exchange or of Mercado de Valores de Buenos Aires S.A. Once the listing authorization for the Company’s shares is obtained, upon a subscription of new shares the shareholders will have pre-emptive rights proportionally to their shareholdings, as well as residual pre-emptive rights. The Company will make the offer to the shareholders by publishing the notice thereof for three days in the newspaper of legal publications and in a newspaper of general circulation in Argentina. The shareholders will be able to exercise their rights within the term fixed by the Meeting or the Board of Directors as from the day following the last publication. The Meeting approving the new issue will be considered an Extraordinary Meeting in the event it considers the reduction of the term fixed in section 194 of the Business Companies Law No. 19,550 pursuant to the applicable rules in force. Pre-emptive rights may be assigned and will be instrumented upon request of the holder against presentation of slips “to bearer” issued by the Company or its Registrar, at no cost for the shareholder. SECTION EIGHT: The administration and management of the Company will be the responsibility of a Board of Directors formed by the number of members established by the meeting, between a minimum of five (5) and a maximum of ten (10) directors, who will hold office for one year terms. The meeting shall designate an equal number of alternate members for the same term, who will fill the vacancies that may occur, in the order determined by the meeting. In their first meeting, directors shall designate a Chairman and a director to replace him in the event of his absence or impediment. The Board of Directors shall meet with the presence of the absolute majority of its regular members and shall decide with the majority of votes present. The meeting shall determine the remuneration of the Board of Directors. SECTION NINE: Each Director shall provide, as indemnity bond, the amount of one thousand pesos ($ 1,000) in cash, or its equivalent in government securities. SECTION TEN: The Board of Directors shall have full powers to administer and dispose of property, including those for which special powers of attorney are required, pursuant to section 1881 of the Civil Code and section nine of Decree-Law No. 5965/63. It may, therefore, enter into, on behalf of the Company, all kind of legal acts aimed at the fulfillment of the corporate purpose, inter alia, to operate with Banco de la Nación Argentina, Banco Nacional de Desarrollo, Banco de la Provincia de Buenos Aires, Banco Hipotecario Nacional and all kind of banks, financial companies or public or private credit institutions; establish agencies, branches or other type of representative offices within or outside the country; grant and revoke general and special powers of attorney to act in court – including to file criminal complaints – or out of court, of administration or of any other nature, with or without power of substitution, with the purposes and scopes deemed convenient (to act pursuant to powers of attorney granted to operate with banks, of administration or to enter into agreements, the signature of two attorneys in fact will be required); start, prosecute, answer or dismiss accusations or criminal complaints performing any act whereby the Company may acquire rights or undertake obligations. The legal representation of the Company will be vested in the Chairman of the Board of Directors, or in the Vice Chairman in the event of absence or impediment of the Chairman. Notwithstanding the aforesaid, the matters, formalities, proceedings and acts listed in sub-sections (a) – (e) of Section Thirteen of these By-laws may only be lawfully carried out by the Company, once a duly convened and held meeting approves the performance thereof, subject to the provisions of such Section Thirteen. SECTION ELEVEN: The supervision of the Company will be the responsibility of a Supervisory Committee formed by three (3) members and the same number of alternate members. They will hold office for one year terms and may be re-elected indefinitely. The Supervisory Committee shall meet with the presence of the majority of its members. SECTION TWELVE: Meetings will be presided by the person designated in the relevant meeting. Only in the case of ordinary meetings first and second call meetings may be simultaneously called, as provided in Section 237 of Law No. 19,550, in which case the second call meeting will be held one hour after the time fixed for the first call meeting. SETION THIRTEEN: The quorum and majorities established by sections 243 and 244 of Law No. 19,550 will be applicable according to the class of meeting, if it is held on first or second call, and the matters considered thereat. Notwithstanding the aforesaid, the matters listed below will require the express approval of the Meeting: (a) the acquisition of another company’s capital stock, or of a substantial part thereof or of the assets of another company or going concern, the value of which, in each case, exceeds two hundred million U.S. Dollars (US$ 200,000,000); (b) the sale or transfer of the Company’s assets, other than in the ordinary course of business, if the value of the assets so sold or transferred (which for that purpose will be equivalent to the price agreed for the sale or transfer) exceeds fifteen million U.S. Dollars (US$ 15,000,000) and if, as a result of such sale or transfer, the aggregate amount of the sales and transfers made during the relevant fiscal year exceeds sixty million U.S. Dollars (US$ 60,000,000); (c) the execution of agreements, refinancing agreements and other transactions resulting in an indebtedness of more than twenty million U.S. Dollars (US$ 20,000,000) and if as a result of such transaction the total consolidated indebtedness of the Company (net of Cash and Cash Equivalents, without including, for the purposes of this calculation, the amount received as proceeds from the transaction) is increased to more than eight hundred and ninety nine million U.S: Dollars (US$ 899,000,000); (d) the incurrence by the

Company in expenses, allocations and/or any other capital expenditures which exceed, in aggregate and for any fiscal year, the amounts fixed in the Company’s annual budget by thirty five million U.S. Dollars (US$ 35,000,000); and (e) any capital increase of the Company. For the purposes of these By-laws, “Cash and cash equivalents” shall mean the total average amount of the consolidated monthly balance of cash and cash equivalents of the Company during the 12 months prior to the indebtedness, as shown in the consolidated monthly balance sheets of the Company. SECTION FOURTEEN. The fiscal year ends on December 31 of each year. As of that date financial statements are prepared pursuant to the provisions in force and the applicable technical rules. The meeting may change the fiscal year’s ending date by registering the relevant resolution with the Public Registry of Commerce and informing it to the controlling entity. Net profits will be allocated as follows: (a) five per cent up to twenty per cent of the capital stock, to legal reserve; (b) to the remuneration of Directors and Statutory Auditors; (c) to the dividend of preferred shares, giving priority to unpaid cumulative dividends; (d) the balance, in whole or in part, to the additional participation of preferred shares and to the dividend of ordinary shares, or to voluntary reserves, or to the new account, or as provided by the meeting. Dividends must be paid proportionally to the respective shareholdings within a year of having been approved. SECTION FIFTEEN. The Company’s liquidation may be carried out by the Board of Directors or by the liquidator(s) designated by the meeting under the supervision of a Statutory Auditor. Once the liabilities of the Company have been paid, the capital stock will be reimbursed according to the pre-established preferences and the balance will be distributed among shareholders in the corresponding proportions. There follow the signatures.” “General Extraordinary Meeting of December 28, 1999. Order Number – Date - Year 1999 - Day-Month - Shareholder – Full name and last name – Identity Document – Domicile – Representative - Number of Class A or Class B shares or certificates – Capital Stock – Number of votes – Signatures. 1.28.12. Multicanal Holding LLC – Martín Ríos – H. Yrigoyen 1628, Buenos Aires – 147,564,540 – 119,655,068 – 27,909,472 – 147,564,540 – 626,184,812 – There is a signature. 2.28.12. Grupo Clarín S.A. – Piedras 1743, Buenos Aires – Pablo César Casey – DNI 18,544,947 – H. Yrigoyen 1628, Buenos Aires – 79,811,599 – 79,811,599 – 79,811,599 – 399,057,995 – There is a signature. 3.28.12. Arte Gráfico Editorial Argentino S.A. – Piedras 1743, Buenos Aires - Pablo César Casey – DNI 18,544,947 – H. Yrigoyen 1628, Buenos Aires – 116,619,894 - 116,619,894 - 116,619,894 - 116,619,894 – There is a signature. 343,996,033. 343,996,033. 1,141,862,701. In the City of Buenos Aires, on the 22nd day of the month of December, 1999 ... the reception of attendance notices to the meeting called for

December 28, 1999 is closed, having the notices from six (6) shareholders been received. There follows a signature. In the City of Buenos Aires, on the 28th day of December, 1999 ... this Meeting Attendance Book is closed with the presence of three (3), all represented, who jointly hold 343,996,033 shares, of which 199,466,667 are non endorsable registered ordinary shares of $1 nominal amount each and entitled to 5 votes per share and 144,529,366 are book-entry ordinary shares of $1 nominal amount each and entitled to one vote per share, representing 94% of the capital stock and 98.113351207% of the votes of Multicanal S.A. There follows a signature.” The above minutes are also a true copy of their originals, I attest. As expressed by the appearing party, in the capacity invoked, the above transcribed minutes are hereby notarized and a certified copy is issued for its transcription with the Public Registry of Commerce and other purposes. THE NOTARY PUBLIC HEREBY CERTIFIES: (a) That the Minutes of Meetings Book and the Meeting Attendance Book which have been reviewed for this act have been officially sealed in the Public Registry of Commerce on March 13 and 4, 1997 under numbers 17138-97 and 14315-97, respectively, and (b) that the minutes of meeting transcribed appears on pages 50 to 59 of such Minutes of Meetings Book. Having the above been read and ratified, it is signed before me, I attest.

[There are three illegible signatures]

[There is a seal which reads:] Manuel Alonso – Notary Public – Professional License: 2565.

The above coincides with its original deed entered on page 237 of National Registry No. 15 of this City, authorized by Notary Public, Mr. Manuel Alonso for the Company. In my capacity of holder of such Registry, I issue this First Certified Copy in 12 pages and this page onto which I set my hand and seal in Buenos Aires, on the 11th day of the month of January, 2000.

[There is an illegible signature].

[There is a seal which reads:] Manuel Alonso – Notary Public – Professional License: 2565.

Buenos Aires, March 23, 2000

Superintendency of Corporations

Formality No. 0137004 - Amendment to By-laws

I.G.J. Correlative Number: 1539392 - Sociedad Anónima

Name:  MULTICANAL

Deed(s) 53

and/or private instruments

Registered with this Registry under number 4067, Book 10, Volume – of Corporations – C.C.: 1

[There is an illegible signature and an illegible seal]

[There is the seal of the Ministry of Justice – Superintendency of Corporations]

Es traducción fiel al inglés del documento original en castellano. Buenos Aires, 20 de septiembre de 2000.